UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2004

CATALYST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27138	39-1415889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8989 North Deerwood Drive Milwaukee, Wisconsin	53223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 362-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Changes in Control of the Registrant.

On September 8, 2004, Catalyst International, Inc. (the “Company”) announced that it closed on its sale to ComVest Investment Partners, II LLC (“ComVest”).  Pursuant to an Agreement and Plan of Merger dated June 28, 2004, between ComVest, CAT Acquisition Corp. (“CAT”), and the Company, CAT merged with and into the Company (the “Merger”).  As a result of the Merger, each share of common stock of the Company outstanding immediately prior to the effective time of the Merger was converted into the right to receive $2.50 in cash.  The aggregate merger consideration and other amounts paid by ComVest was approximately $26 million and was funded by cash and other financial resources of ComVest.  Following the Merger, ComVest and certain related parties own 100% of the outstanding common stock of the surviving entity.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.	Description

99.1	Press Release Dated September 8, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2004	CATALYST INTERNATIONAL, INC.

By: /s/ James B. Treleaven
James B. Treleaven President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated September 8, 2004